EXHIBIT 99.1

Contact:
Richard Sawchak
Paradigm Solutions Corporation
Tel: (240) 283-3404

For Immediate Release

Paradigm Holdings Provides Business Update and
Reports Financial Results for the First Quarter of 2010

Rockville, Maryland – May 12, 2010 – Paradigm Holdings, Inc. (OTCBB: PDHO) (“Paradigm” or the “Company”), a provider of comprehensive information technology and cyber security solutions for federal government enterprises, today provided an update for the first quarter ended March 31, 2010.

First Quarter 2010 Highlights:

➢	Revenues of $7.5 million
➢	Gross profit of $1.7 million with gross margin expansion of 223 basis points to 22%
➢	EBITDA of $0.3 million
➢	Net loss of $0.01 per share

Peter B. LaMontagne, Paradigm President and CEO, stated, “Our first quarter of 2010 was characterized by stability on all fronts, with results in line with previous periods both sequentially and year over year. Despite flat revenues, we again expanded our gross margins which enabled us to increase EBITDA and operating cash flows, a reflection of management discipline and a better mix of business.  Our strategic focus on cyber security solutions and mission critical infrastructure support is gaining momentum as we completed a particularly busy quarter of bid and proposal activity which, if successful, we believe will translate into a improved performance as the year progresses.”

Richard Sawchak, Chief Financial Officer, stated, “We are pleased that both income and cash flow from operations were positive for the first quarter driven by working capital and expense management. We once again reduced our debt balance, which stood at $2.3 million (line of credit, net of cash) on March 31.  As we continue to focus on operating profitability and positive cash flow during 2010, we intend to continue to take the necessary steps to expand margins, manage expenses and closely monitor our working capital position.”

The Company’s EBITDA was $0.3 million during the quarter ended March 31, 2010, as compared to approximately $0.2 million for the same period of 2009. The Company defines EBITDA as earnings before interest, taxes, changes in the fair value of put warrants, depreciation and amortization, stock compensation and restructuring expenses which include the basket allowed under our senior credit facility and other actual restructuring costs. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), and should not be considered in isolation of, or as a substitute for, earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. The Company believes the presentation of EBITDA is relevant and useful by enhancing the readers’ ability to understand the Company’s operating performance. The Company’s management utilizes EBITDA as a means to measure performance. The Company’s measurements of EBITDA may not be comparable to similar titled measures reported by other companies. The table below reconciles EBITDA, a non-GAAP measure, to net loss for the three months ended March 31, 2010 and 2009.

	Quarter Ended March 31
	2010	2009
Net Loss	$(540,278)	$(627,679)

Adjustments:
Income Tax Expense (Benefit)	42,876	(74,294)
Interest Expense, net	555,199	349,819
Change in Fair Value of Put Warrants	(13,193)	42,891
Depreciation & Amortization	104,557	112,379
Stock Compensation	83,617	161,468
Restructuring Expenses	86,886	250,000

EBITDA	$319,664	$214,584

Revenue for the first quarter of 2010 was $7.5 million, compared to $7.7 million for the first quarter of 2009. The decline in revenue for the three months is attributable to a decrease in our federal repair and maintenance services. Net loss for the first quarter of 2010 was $540,278 or $0.01 per share versus a net loss of $627,679 or $0.03 per share in the first quarter of 2009. The decrease in net loss for the three months is attributable to better gross margin and lower SG&A expenses which was partially offset by higher interest expenses.

The Company had a $0.6 million working capital deficit and approximately $2.3 million outstanding on its line of credit with Silicon Valley Bank as of March 31, 2010.

For additional details, please refer to the Company’s quarterly report on Form 10-Q as filed with the SEC.

About Paradigm Holdings, Inc.

Paradigm Holdings, Inc., (www.paradigmsolutions.com) is a provider of information technology (IT) and business solutions for U.S. Federal Government enterprises. Paradigm specializes in comprehensive information assurance solutions involving cyber security and forensics as well as continuity of operations and disaster recovery planning.  The Company also provides systems engineering and IT infrastructure support solutions.  Headquartered in Rockville, Maryland, the Company currently employs approximately 200 people.

Safe Harbor Statement

This press release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. Paradigm assumes no obligation to update the information contained in this press release. Future results for Paradigm may be affected by its ability to continue to implement its government technology solutions, its dependence on the federal government and state and local governments and other federal government contractors as its major customers, timely passage of components of the federal budget, timely obligations of funding by the federal and state governments, its dependence on procuring, pricing and performing short-term government contracts, its dependence on hiring and retaining qualified professionals, potential fluctuations in its quarterly operating results, including seasonal impacts, its dependence on certain key employees and its ability to timely and effectively integrate the businesses it may acquire. For further information about forward-looking statements and other Paradigm specific risks and uncertainties please refer to recent SEC filings for Paradigm, which are available at www.sec.gov.

PARADIGM HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2010	December 31, 2009
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$2,339	$895,711
Accounts receivable — contracts, net	4,572,312	5,519,150
Prepaid expenses	934,656	873,934
Deferred income tax assets	49,440	24,114
Other current assets	379,245	473,670
Total current assets	5,937,992	7,786,579
Property and equipment, net	119,246	127,093
Goodwill	3,991,605	3,991,605
Intangible assets, net	810,500	897,318
Deferred financing costs, net	748,471	848,294
Deferred income tax assets, net of current portion	589,030	512,820
Other non-current assets	498,755	582,394
Total Assets	$12,695,599	$14,746,103
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Note payable — line of credit	$2,339,513	$$3,643,653
Accounts payable and accrued expenses	1,895,588	2,333,085
Accrued salaries and related liabilities	1,479,627	1,527,561
Corporate income tax payable	98,097	98,686
Mandatorily redeemable preferred stock, current portion	600,000	500,000
Other current liabilities	138,417	178,333
Total current liabilities	6,551,242	8,281,318
Long-term liabilities
Other non-current liabilities	112,453	126,348
Mandatorily redeemable preferred stock - $.01 par value, 10,000,000 shares authorized, 6,206 shares issued and outstanding as of March 31, 2010 and December 31, 2009	4,750,456	4,587,135
Put warrants	1,433,882	1,447,075
Total liabilities	12,848,033	14,441,876
Commitments and contingencies
Common stock - $.01 par value, 50,000,000 shares authorized, 41,243,027 shares issued and outstanding as of March 31, 2010 and December 31, 2009, respectively	412,431	412,431
Additional paid-in capital	3,518,508	3,434,891
Accumulated deficit	(4,083,373)	(3,543,095)
Total stockholders’ (deficit) equity	(152,434)	304,227
Total liabilities and stockholders’ equity	$12,695,599	$14,746,103

PARADIGM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009
Contract Revenue
Service contracts	$5,537,505	$5,578,538
Repair and maintenance contracts	1,985,200	2,129,087
Total contract revenue	7,522,705	7,707,625
Cost of revenue
Service contracts	4,269,702	4,318,086
Repair and maintenance contracts	1,600,475	1,868,484
Total cost of revenue	5,870,177	6,186,570
Gross margin	1,652,528	1,521,055
Selling, general and administrative	1,607,924	1,830,318
Income (loss) from operations	44,604	(309,263)
Other income (expense)
Interest income	8	4
Change in fair value of put warrants	13,193	(42,891)
Interest expense – mandatorily redeemable preferred stock	(446,343)	(133,276)
Interest expense	(108,864)	(216,547)
Total other expense	(542,006)	(392,710)
Loss from operations before income taxes	(497,402)	(701,973)
Provision (benefit) for income taxes	42,876	(74,294)
Net loss	(540,278)	(627,679)
Dividends on preferred stock	—	78,870
Net loss attributable to common shareholders	$(540,278)	$(706,549)

Weighted average number of common shares:
Basic	41,243,027	26,413,111
Diluted	41,243,027	26,413,111

Basic and diluted net loss per common share	$(0.01)	$(0.03)